United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock $0.01 Par Value	ETH	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, Ethan Allen Interiors Inc. (the “Company”) is party to a $165 million revolving credit facility agreement (the “Facility”) with a syndicate of banks pursuant to the Second Amended and Restated Credit Agreement, dated December 21, 2018 (the “Credit Agreement”). The Facility provides a revolving credit line, subject to borrowing base availability, with the maturity date of December 21, 2023. The material terms of the Facility are also described in Note 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

On March 23, 2020, the Company provided notice to the administrative agent under the Credit Agreement to borrow an aggregate principal amount of $80 million under the Facility. Prior to such notice, there were no borrowings outstanding under the Facility. The borrowing bears interest at a rate equal to the one-month LIBOR rate of 0.9375% plus a spread using a debt leverage pricing grid, currently at 1.50%. Interest on the loan outstanding is payable monthly in arrears and the principal balance is payable on the maturity date of December 21, 2023. The Company may repay amounts borrowed at any time without penalty. The Company, while currently having available cash on its balance sheet and no outstanding debt, elected to draw on the Facility to increase its cash position as a precautionary measure and to maximize financial flexibility in light of the current uncertainty surrounding the impact of COVID-19.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: March 24, 2020	By:	/s/ Corey Whitely
Corey Whitely Executive Vice President, Administration Chief Financial Officer and Treasurer